UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant's telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Decisions

On February 12, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of Vulcan Materials Company (the “Company”) made a number of decisions regarding the compensation for each of the Company’s named executive officers (the “NEOs”) as follows:

▪	the Committee set the 2015 base salaries;

▪	the Committee decided, in accordance with a recommendation of the CEO (except with respect to his own compensation), to award cash bonuses based on 2014 performance;

▪	the Committee set the short-term target bonus percentages for the 2015 fiscal year;

▪	the Committee determined that payout was due on previously awarded performance shares, for the four-year performance period ended December 31, 2014; and

▪	the Committee granted long-term incentive awards split 50/50 units between performance shares units (PSUs) and stock-only stock appreciation rights (SOSARs). The PSUs are to be earned based on the Company’s four-year average total shareholder return percentile rank during the four-year performance period ending December 31, 2018 and subject to the participant’s employment at the end of such period, except as otherwise provided in the award agreement or a change in control of the Company and upon certain terminations of employment. The SOSARs will vest pro rata over four years.

For each NEO, the following table reflects (i) the 2015 base salary effective March 1, 2015, (ii) the target bonus opportunity for the 2015 fiscal year; (iii) the cash bonus to be paid to such executive in March 2015 based on 2014 performance, and (iv) the grant of PSUs and SOSARs.

Named Executive Officer	Title	New Base Salary (effective March 1 2015) ($)	2015 Annual Target Bonus Opportunity as a Percentage of Base Salary (%)	2014 Cash Bonus Paid ($)	PSUs Granted (performance period 2015-2018) (# of units)	SOSARs (# of units)
J. Thomas Hill	President and Chief Executive Officer	$ 900,000	100%	$ 1,590,000	30,900	30,800
John R. McPherson	Executive Vice President and Chief Financial & Strategy Officer	740,000	100%	1,310,000	25,400	25,400
Donald M. James (1)	Non-Executive Chairman	N/A	N/A	2,673,000	N/A	N/A
Danny R. Shepherd	Vice Chairman	573,000	75%	919,000	15,000	0
Daniel F. Sansone (2)	Executive Vice President, Strategy	N/A	N/A	919,000	N/A	N/A
Michael R. Mills	Senior Vice President and General Counsel	433,000	65%	573,000	7,100	7,100

(1) Retired effective January 15, 2015 as Executive Chairman and transitioned to the position of Non-Executive Chairman.

(2) Retired effective January 1, 2015.

Long-Term Incentive Award Payments

The Committee also authorized payments to the NEOs for the PSUs previously granted pursuant to the Company’s 2006 Omnibus Long-Term Incentive Plan. The payments were based on a four-year average of the Company’s total shareholder return relative to the returns of the companies that comprise the S&P 500 Index. These payments will be made by February 20, 2015 and will be paid in shares of the Company’s common stock.

The following table sets forth the amount earned for the previously granted PSUs for the period ended December 31, 2014.

Named Executive Officer	Title	Performance Period	Original Grant	Units Earned	Value (3)
J. Thomas Hill	President and Chief Executive Officer	1/1/2011 – 12/31/2014	5,700	5,501	$ 429,078
John R. McPherson	Executive Vice President and Chief Financial & Strategy Officer	1/1/2011 – 12/31/2014	15,500	14,958	1,166,724
Donald M. James (1)	Non-Executive Chairman	1/1/2011 – 12/31/2014	66,300	63,980	4,990,440
Danny R. Shepherd	Vice Chairman	1/1/2011 – 12/31/2014	20,600	19,879	1,550,562
Daniel F. Sansone (2)	Executive Vice President, Strategy	1/1/2011 – 12/31/2014	21,600	20,844	1,625,832
Michael R. Mills	Senior Vice President and General Counsel	1/1/2011 – 12/31/2014	5,700	5,501	429,078
(1)	Retired effective January 15, 2015 as Executive Chairman and transitioned to the position of Non-Executive Chairman.
(2)	Retired effective January 1, 2015.
(3)	Based on a share price of $78.00, the closing price per share on February 11, 2015, the day proceeding the date the payments were approved by the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: February 18, 2015	By:	/s/ Michael R. Mills
	Name:	Michael R. Mills
	Title:	Sr. Vice President and General Counsel

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